Form N-SAR, Sub-Item 77D
Policies with respect to security investments

NUVEEN STRATEGY AGGRESSIVE GROWTH ALLOCATION FUND
NUVEEN STRATEGY GROWTH ALLOCATION FUND
NUVEEN STRATEGY BALANCED ALLOCATION FUND
NUVEEN STRATEGY CONSERVATIVE ALLOCATION FUND, each a Series of
Nuveen Strategy Funds, Inc.

811-07687, 333-07463

On March 2, 2012, notification of each Funds changes in allocation were filed as a 497
(supplement) to the Funds prospectus. A copy of the supplement is contained in the Form 497 filing on March 2, 2012, accession number 0001193125-
12-093652 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.